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                                                                    Exhibit 99.1

FOR RELEASE: Immediately

Contact:
Richard K. Arter                 Investor Relations           941-362-1200
Richard J. Dobbyn                Chief Financial Officer      941-362-1200


        SUN HYDRAULICS CORPORATION DECLARES $0.04 FOURTH-QUARTER DIVIDEND

SARASOTA, FLA, December 15, 1998 - Sun Hydraulics Corporation (NASDAQ: SNHY) has announced a $0.04 per share dividend on its common stock. The dividend is payable on January 15, 1999, to shareholders of record as of December 31, 1998.

Sun Hydraulics Corporation, with manufacturing and distribution facilities in Sarasota, Florida, Coventry, England, Erkelenz, Germany and Incheon-City, Korea, is a leading designer and manufacturer of high-performance screw-in hydraulic cartridge valves and manifolds for global mobile and industrial markets.